Exhibit 10.1
SONABANK
SABL
SECURITY AND COMPLIANCE AGREEMENT
1. Halifax Corporation of Virginia hereinafter called “Debtor”), for value received, hereby grants to Sonabank 550 Broadview Avenue, #LL, Warrenton, VA 20186, (hereinafter called “Secured Party”), a security interest in the property described below (hereinafter collectively called “Collateral”) to secure the payment of the principal and interest on and all obligations under a note (hereinafter called the “Note”), dated June 11, 2009, and Amendment to Note dated August 20, 2009 of the Debtor payable to the order of the Secured Party, in the principal amount of Three Million Dollars and 00/100, all renewals and extensions of the Note, and all costs, expenses, advances and liabilities which may be made or incurred by Secured Party in the disbursement, administration and collection of the loan evidenced by the Note and in the protection, maintenance and liquidation of the security interest hereby granted with interest at the maximum legal rate on such costs, expenses, advances and liabilities. The Note and all other obligations secured hereby are herein collectively called the “Liabilities.”
2. The Collateral in which this security interest is granted is all of the Debtor’s property described below in reference to which an “X” or checkmark has been placed in the blank applicable thereto, together with all the proceeds and products therefrom. If two such boxes are so marked, the security interest so designated secures the purchase money from the loan used by the Debtor to acquire title to the Collateral.

☑ ☐	a.	All equipment and machinery, including power-driven machinery and equipment, furniture and fixtures now owned or hereafter acquired, together with all replacements thereof, all attachments, accessories, parts and tools belonging thereto or for use in connection therewith.

☑ ☐	b.	All passenger and commercial motor vehicles registered for use upon public highways or streets, now owned or hereinafter acquired, together with all replacements thereof, all attachments, accessories, parts, equipment and tools belonging thereto or for use in connection therewith.

☑ ☐	c.	All inventory, raw materials, work in process and supplies now owned or hereafter acquired.

☑ ☐	d.	All accounts receivable and cash now outstanding or hereafter arising.

☑ ☐	e.	All contract rights and general intangibles now in force or hereafter acquired.

☑ ☐	f.	Government Contracts assigned to Sonabank, pursuant to the Assignment of Claims Act of 1940.

3. Debtor shall not transfer, sell or assign Debtor’s interest in the Collateral nor permit any other security interest to be created thereon without Secured Party’s prior written approval, except that Debtor may sell the inventory listed in Paragraph 2c hereof in the ordinary course of business on customary terms and at usual prices and may collect as Secured Party’s agent sums due on accounts receivable and contract rights listed in Paragraphs 2d. and 2e. until advised otherwise by Secured Party.
4. Lock Box. Collateral Account. Debtor will process payments due under the relevant account directly to a special lock box to be under the control of Secured Party. All account debtors will direct ACH payments and wire transfer to the special collateral account to be established and maintained with Secured Party. All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation. Nightly, Secured Party will apply finally collected funds on deposit in said collateral account to the payment of the Obligations; however, no advances will be allowed prior to 10 a.m. each business day. Until so deposited, all payments on accounts and chattel paper received by debtor shall be held in trust by Debtor for and as the property of secured Party and shall not be commingled with any funds or property of Debtor.
5. Secured Party shall charge debtor fees as follows:
a.	Audit/ Compliance/Administration and Lock Box processing fees of $625.00 monthly.

b.	In the event that Secured Party’s out standings exceed the amount provided for under its borrowing base a fee of $30.00 will be charged on the first day and a fee of $30.00 every day thereafter.

6.	Debtor shall not conduct business under any other name than that given above nor change or reorganize the type of business entity under which it does business except upon prior written approval of Secured Party. If such approval is given, Debtor guarantees that all documents, instruments and agreements demanded by Secured Party shall be prepared and filed at Debtor’s expense before such change of name or business entity occurs.

7.	Debtor shall pay the filing and recording costs of any documents or instruments necessary to perfect, extend, modify, or terminate the security interest created hereunder, as demanded by Secured Party.

8.	Debtor shall maintain all Collateral in good condition, pay promptly all taxes, judgments, or changes of any kind levied or assessed thereon, keep current all rent due on premises where Collateral is located, and maintain insurance on all Collateral against such hazards, in such amounts and with such companies as Secured Party may demand, all such insurance policies to be in the possession of Secured Party and to contain a Lender’s Loss Payable Clause naming Secured Party in a manner satisfactory to Secured Party. Debtor hereby assigns to Secured Party any proceeds of such policies and all unearned premiums thereon, and authorizes and empowers Secured Party to collect such sums and to execute and endorse in Debtor’s name all proofs of loss, drafts, checks and any other documents necessary to accomplish such collections, and any persons or entities making payments to Secured Party under the terms of this Paragraph are hereby relieved absolutely from any obligation to see the application of any sums so paid.

9.	Debtor shall be in default hereunder if Debtor fails to perform any of the liabilities imposed hereby or any other obligation required by the various instruments or papers evidencing or securing this loan, or if the full balance of the loan becomes immediately payable under the terms of such instruments, either automatically or by declaration of the Secured Party. In the event of any default, Secured Party may, in its own discretion, cure such default and, if it does so, any expenditures made for such purpose shall be added to the principal of the Note.

10.	In the event of default, Debtor shall assemble and make available all Collateral at any place designated by Secured Party. Debtor acknowledges being advised of a constitutional right to a court notice and hearing to determine whether, upon default there is probable cause to sustain the validity of the Secured Party’s claim and whether the Secured Party is entitled to possession of the Collateral and being so advised, Debtor hereby voluntarily gives up, waives and surrenders any right to a notice and hearing to determine whether there is probable cause to sustain the validity of Secured Party’s claim. Any notices required pursuant to any state or local law shall be deemed reasonable if mailed by Secured Party to the persons entitled thereto at their last known addresses at least ten days prior to disposition of the Collateral, and, in reference to a private sale, need state only that Secured Party intends to negotiate such a sale. Disposition of Collateral shall be deemed commercially reasonable if made pursuant to a public offering advertised at least twice in a newspaper of general circulation in the community where the Collateral is located or by a private sale for a sum equal to or in excess of the liquidation value of the Collateral as determined by Secured Party.
12. All rights conferred on Secured Party hereby are in addition to those granted to it by any state or local law or any other law. Failure or repeated failure to enforce any rights hereunder shall not constitute an estoppel or waiver of Secured Party’s rights to exercise such rights accruing prior or subsequent thereto. Secured Party shall not be liable for any loss to Collateral in its possession, nor shall such loss diminish the debt due, even if the loss is caused or contributed to by Secured Party’s negligence.
IN WITNESS WHEREOF, Debtor has executed or caused to be duly executed this agreement and has affixed or caused to be duly affixed hereto debtor’s seal, this 26th day of August, 2009.

Any changes to terms of this loan, as well as noncompliance with the terms of this loan will result in additional fees assessed.

Halifax Corporation of Virginia
BY:	/s/ Joseph Sciacca
Dated:	8/25/09

STATE OF VIRGINIA
COUNTY OF FAIRFAX, TO WIT:
Sworn and Subscribed to me this 26th day of August, 2009

/s/ Suzanne K. Green
Notary Public
My commission expires: September 30, 2009
Registration Number: 123531